Exhibit 10.6

EXECUTION

AMENDMENT NO. 4
TO MORTGAGE LOAN PARTICIPATION PURCHASE AND SALE AGREEMENT

Amendment No. 4 to Mortgage Loan Participation Purchase And Sale Agreement, dated as of January 3, 2013 (this “Amendment”), by and among Bank of America, N.A. (“Purchaser”), PennyMac Corp. (“Seller”), PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P. (individually and collectively, the “Guarantor”).

RECITALS

Purchaser, Guarantor and Seller are parties to that certain Mortgage Loan Participation Purchase And Sale Agreement, dated as of December 23, 2011, (as amended by Amendment No. 1, dated as of August 17, 2012, Amendment No. 2, dated as of October 29, 2012, and Amendment No. 3, dated as of December 5, 2012, the “Existing MLPSA”; and as further amended by this Amendment, the “MLPSA”).  The Guarantor is a party to that certain Guaranty (as amended from time to time, the “Guaranty”), dated as of December 23, 2011, made by Guarantor in favor of Purchaser.

Purchaser, Seller and Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing MLPSA be amended to reflect certain agreed upon revisions to the terms of the Existing MLPSA.  As a condition precedent to amending the Existing MLPSA, Purchaser has required Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, Purchaser, Seller and Guarantor hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing MLPSA is hereby amended as follows:

SECTION 1.         Definitions.

1.1          Section 1 of the Existing MLPSA is hereby amended by deleting the definitions of “Expiration Date” and “Liquidity”, each in its entirety and replacing each respectively with the following:

“Expiration Date”: The earlier of (i) January 2, 2014, (ii) at Purchaser’s option, upon the occurrence of an Event of Default, and (iii) the date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

“Liquidity”: With respect to such Person, the sum of (i) its cash and Cash Equivalents (including amounts maintained in the Over/Under Account), plus (ii) the aggregate amount of unused capacity available to such Person under committed repurchase agreements for whole loans for which such Person has unencumbered eligible collateral to pledge thereunder.

1.2          Section 1 of the Existing MLPSA is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Default Rate”: As of any date of determination, the Post Default Rate specified in the Repurchase Agreement; provided that if the Repurchase Agreement is no longer in effect as of such date, the lesser of (i) the Discount Rate plus five percent (5.00%), or (ii) the maximum nonusurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged or received under the laws of the United States and the State of New York, per annum.

“Minimum Over/Under Account Balance”:  As of any date of determination, the balance required to be maintained by Seller in the Over/Under Account under the Repurchase Agreement; provided, that if the Repurchase Agreement is no longer in effect as of such date, the Minimum Over/Under Account Balance shall be zero or as otherwise agreed among the parties.

“Over/Under Account”:  That account maintained by Purchaser, as described in Section 30 and in the Repurchase Agreement, if any.

SECTION 2.         Security Interest.  Section 8(c) of the Existing MLPSA is hereby amended by inserting the phrase “, any funds of the Seller at any time deposited or held in the Over/Under Account” immediately following the phrase “the Takeout Commitments” in the second sentence thereof.

SECTION 3.         Adjusted Tangible Net Worth.  Section 11(a)(i) of the Existing MLPSA is hereby amended by deleting such section in its entirety and replacing it with the following:

(A) Seller shall maintain an Adjusted Tangible Net Worth of not less than $150,000,000; and (B) PMIT shall maintain an Adjusted Tangible Net Worth of not less than $860,000,000.

SECTION 4.         Liquidity.  Section 11(a)(ii) of the Existing MLPSA is hereby amended by deleting such section in its entirety and replacing it with the following:

(ii) As of the end of each calendar month, (A) Seller has maintained Liquidity in an amount not less than $7,500,000 and (B) PMIT and its Subsidiaries have maintained in the aggregate Liquidity in an amount not less than $30,000,000, of which at least $20,000,000 shall be in the form of cash and Cash Equivalents.

SECTION 5.         Indemnification.  Section 15(b) of the Existing MLPSA is hereby amended by deleting such section in its entirety and replacing it with the following:

(b) If Seller fails to pay when due any such costs, expenses or other amounts payable by it under this Agreement (including, without limitation, reasonable fees and expenses of counsel and indemnities), such amount may be paid on behalf of Seller by Purchaser, in its sole discretion and/or Purchaser shall be entitled to withdraw from the Over/Under Account or retain from payments made by Seller or an Approved Investor, or set off against any amounts to be paid to Purchaser.  Seller shall remain liable for any such payments made by Purchaser on behalf of

Seller and any deficiency remaining after any such withdrawal, retention or set-off.  No such payment by Purchaser shall be deemed a waiver of any of Purchaser’s rights under this Agreement.

SECTION 6.         Over/Under Account.  The Existing MLPSA is hereby amended by inserting the following Section 30 at the end thereof:

Section 30.  Over/Under Account.

(a)           Seller shall at all times maintain a balance in the Over/Under Account of not less than the Minimum Over/Under Account Balance.  The Over/Under Account shall be used to assist in settling Seller’s payment obligations to Purchaser under this Agreement.  Purchaser shall not be required to segregate and hold funds deposited by or on behalf of Seller in the Over/Under Account separate and apart from Purchaser’s own funds or funds deposited by or held for others.  Upon the occurrence of a Potential Default or an Event of Default, Purchaser shall have the right to increase the Minimum Over/Under Account Balance Seller is required to maintain in the Over/Under Account by giving notice to Seller thereof.  If Seller fails to deposit funds in the Over/Under Account to comply with any such required increase within the time frame required by Purchaser, Purchaser shall have the right to retain in the Over/Under Account any amounts received by Purchaser on behalf of Seller or otherwise credited to the Over/Under Account to comply with any such required increase, including, without limitation, any purchase proceeds received by Purchaser from any Approved Investor pursuant to Section 3.  Purchaser shall not be liable to Seller for any costs, losses or damages arising from or relating to the increase of the Minimum Over/Under Account Balance that Seller is required to maintain in the Over/Under Account or retention of excess funds by Purchaser to comply with any such increase.  For the sake of clarity, only one Over/Under Account shall be maintained by Purchaser for Seller in connection with this Agreement and the Repurchase Agreement, if any, and such Over/Under Account shall be subject to the terms of this Agreement as well as the Repurchase Agreement, if any.

(b)           Within one (1) Business Day of Purchaser’s receipt of a payment from Seller or an Approved Investor, Purchaser shall credit to the Over/Under Account all amounts received by it that exceed those amounts then due to Purchaser in accordance with this Agreement.  Purchaser shall make available to Seller by posting on its warehouse lending website within one (1) Business Day following any such credit to the Over/Under Account, or as soon thereafter as is reasonably possible, a statement that details the amounts so credited by Purchaser to the Over/Under Account.

(c)           If any amount credited to the Over/Under Account creates a balance in excess of the Minimum Over/Under Account Balance required pursuant to Section 30(a) above, provided that no Potential Default or Event of Default has occurred and is continuing, Seller may submit a written request to Purchaser for return or payment of such excess funds.  If any such request is received by Purchaser prior to 1:00 p.m. (New York City time) on a Business Day, Purchaser shall use commercially reasonable efforts to wire such requested excess funds to Seller by the end of such Business Day and in no event no later than two (2) Business Days after Purchaser’s receipt of such request.  Notwithstanding anything contained in this Section 30 to the contrary, Purchaser reserves the right to reject any request for excess funds from the Over/Under Account if Purchaser determines that such excess funds shall be used to satisfy Seller’s outstanding obligations under this Agreement or are subject to other rights as provided in this Agreement.

(d)           Purchaser may, from time to time and without separate authorization by Seller or notice to Seller, withdraw funds from the Over/Under Account to settle amounts owed in accordance with the terms of this Agreement or to otherwise satisfy Seller’s obligations under this Agreement, including, without limitation (i) to reimburse itself for any reasonable costs and expenses incurred by Purchaser in connection with this Agreement, as permitted herein, and (ii) in the exercise of Purchaser’s or its Affiliates’ rights under Section 14.

(e)           If, at any time, Seller fails to maintain in the Over/Under Account the Minimum Over/Under Account Balance as required hereunder, in addition to any other rights and remedies that Purchaser may have against Seller, Purchaser shall have the right to immediately stop purchasing Participation Certificates from Seller and/or to charge Seller accrued interest on that portion of the Minimum Over/Under Account Balance that Seller has failed to maintain, at the Default Rate, from the time that such balance failed to be maintained until the time that funds are deposited into or held in the Over/Under Account to comply with such Minimum Over/Under Account Balance requirements hereunder. Without limiting the generality of the foregoing, it is understood and agreed that should the balance in the Over/Under Account become negative, Seller will continue to owe Purchaser accrued interest as provided herein.

(f)            Any funds of Seller at any time deposited or held in the Over/Under Account, whether such funds are required to be deposited and held in the Over/Under Account pursuant to this Section 30 or otherwise, are hereby pledged by Seller as security for its obligations under this Agreement, and Seller hereby grants a security interest in such funds to Purchaser, and such pledge and security interest shall be considered “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and transactions hereunder within the meaning of Bankruptcy Code Sections 101(38A)(A) and 741(7)(A)(xi).

SECTION 7.         Fees and Expenses.  Seller hereby agrees to pay to Purchaser, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Purchaser in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

SECTION 8.         Conditions Precedent.  This Amendment shall become effective as of the date hereof upon Purchaser’s receipt of this Amendment, executed and delivered by a duly authorized officer of Purchaser, Seller and Guarantor.

SECTION 9.         Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing MLPSA shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 10.       Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 11.       Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 12.        GOVERNING LAW.  THE AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

SECTION 13.       Reaffirmation of Guaranty. The Guarantor hereby (i) agrees that the liability of Guarantor or rights of Purchaser under the Guaranty shall not be affected as a result of this Amendment, (ii) ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and (iii) acknowledges and agrees that such Guaranty is and shall continue to be in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., as Purchaser

By:		/s/ Rayanthi De Mel
Name: Rayanthi De Mel
Title: Assistant Vice President
Bank of America, N.A.

PENNYMAC CORP., as Seller

By:		/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

PENNYMAC MORTGAGE INVESTMENT TRUST, as Guarantor

By:		/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

PENNYMAC OPERATING PARTNERSHIP, L.P., as Guarantor

By:		PennyMac GP OP, Inc., its General Partner

	By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

Signature Page to Amendment No. 4 to MLPSA